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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

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
                                                                         JURISDICTION OF
                    NAME/LOCATION                                         INCORPORATION
                    -------------                                         -------------
DMC Telecom U.K. Ltd., Lanarkshire, Scotland                         State of Delaware, USA

DMC de Mexico, S.A. de C.V., Mexico D.F., Mexico                     Mexico City, Mexico

DMC do Brasil Ltda., Campinas, Brazil                                Rio de Janeiro, Brazil

Stratex Networks, Inc., Makati City, Philippines                     Metro Manila, Philippines

DMC Stratex Networks India Private Limited, New Delhi, India         New Delhi, India

DMC Stratex Networks (NZ) Limited, Wellington, New Zealand           Wellington, New Zealand

Digital Microwave Corporation South Africa (Proprietary)             Republic of South Africa
Limited, Pretoria, South Africa

DMC Stratex Networks (S) Pte. Ltd., Singapore                        Republic of Singapore